EXHIBIT 99.2

WebMD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,

	2003	2002

Revenue	$234,743	$225,873
Costs and expenses:
Cost of operations	134,380	138,531
Development and engineering	11,012	10,868
Sales, marketing, general and administrative	70,070	79,366
Depreciation and amortization	27,976	32,759
Restructuring and integration charge (benefit)	—	(3,750)
Gain on investments	183	—
Interest income	5,055	3,140
Interest expense	2,921	141

Income (loss) before income tax (benefit) provision	(6,378)	(28,902)
Income tax (benefit) provision	980	700

Net income (loss)	$(7,358)	$(29,602)

Basic and diluted net income (loss) per common share	$(0.02)	$(0.09)

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share	302,892	311,668

WebMD CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,

	2003	2002

Revenues
Transaction services	$115,493	$117,927
Physician services	72,011	66,089
Portal services	22,180	17,134
Plastic technologies	30,538	29,541
Inter-segment eliminations	(5,479)	(4,818)

	$234,743	$225,873

Income (loss) before taxes, restructuring, non-cash and other items
Transaction services	$24,051	$17,538
Physician services	6,297	6,252
Portal services	4,018	(4,837)
Plastic technologies	7,280	7,598
Corporate	(12,462)	(14,607)
Interest income	5,055	3,140
Interest expense	(2,921)	(141)

	$31,318	$14,943

Basic and diluted income (loss) per common share before taxes, restructuring, non-cash and other items (a)	$0.10	$0.05

Taxes, restructuring, non-cash and other items(b)
Depreciation and amortization	$(27,976)	$(32,759)
Amortization of prepaid content and services (included in cost of operations)	—	(974)
Amortization of prepaid content and services (included in sales, marketing, general and administrative)	(6,146)	(6,286)
Non-cash stock compensation (included in sales, marketing, general and administrative)	(3,757)	(7,576)
Restructuring and integration (charge) benefit	—	3,750
Income tax benefit (provision)	(980)	(700)
Gain on investments	183	—

Net income (loss)	$(7,358)	$(29,602)

Basic and diluted net income (loss) per common share	$(0.02)	$(0.09)

(a) Basic and diluted income (loss) per common share before taxes, restructuring, non-cash and other items is based on the weighted average shares outstanding used in computing basic and diluted net income (loss) per common share.

(b) Reconciliation of income (loss) before taxes, restructuring, non-cash and other items to net income (loss).

WebMD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2003	2002

	(Unaudited)
Assets
Cash and cash equivalents	$252,652	$179,541
Short-term investments	214,276	10,888
Accounts receivable, net	176,571	170,467
Inventory	18,489	18,804
Current portion of prepaid content and distribution services	25,660	25,406
Other current assets	18,447	26,197

Total current assets	706,095	431,303

Marketable debt securities	218,602	449,289
Marketable equity securities	7,407	7,427
Property and equipment, net	91,714	94,737
Prepaid content and distribution services	42,324	48,532
Goodwill	629,217	629,055
Intangible assets, net	58,989	79,536
Other assets	26,240	26,369

	$1,780,588	$1,766,248

Liabilities and Stockholders’ Equity
Accounts payable	$11,711	$11,494
Accrued expenses	207,992	212,600
Deferred revenue	85,365	81,179
Current portion of long-term debt	6,546	6,546

Total current liabilities	311,614	311,819

Convertible subordinated notes	300,000	300,000
Other long-term liabilities	605	628

Stockholders’ equity	1,168,369	1,153,801

	$1,780,588	$1,766,248

WebMD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	March 31,

	2003	2002

Cash flows from operating activities:
Net income (loss)	$(7,358)	$(29,602)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	27,976	32,759
Amortization of debt issuance costs	375	—
Non-cash content and distribution services	6,146	7,260
Non-cash stock based compensation	3,757	7,576
Gain on investments	(183)	—
Changes in operating assets and liabilities:
Accounts receivable	(6,074)	(1,692)
Inventory	315	(1,894)
Prepaid content and distribution services	(191)	(1,649)
Other, net	9,495	807
Accounts payable	190	(3,389)
Accrued expenses	(4,610)	10,049
Deferred revenue	4,112	8,393

Net cash provided by (used in) operating activities	33,950	28,618

Cash flows from investing activities:
Proceeds from maturities of available-for-sale securities	801	79,248
Proceeds from maturities and redemptions of held-to-maturity securities	101,919	1,055
Purchases of available-for-sale securities	(1,164)	—
Purchases of held-to-maturity securities	(75,119)	(156,714)
Purchases of property and equipment	(4,022)	(5,753)
Cash paid in business combinations, net of cash acquired	(344)	(1,142)

Net cash provided by (used in) investing activities	22,071	(83,306)

Cash flows from financing activities:
Proceeds from issuance of common stock	17,025	5,351
Payments of notes payable and other	(19)	(645)
Redemption of Series B Preferred Stock	—	(10,000)
Purchases of treasury stock	(93)	—

Net cash provided by (used in) financing activities	16,913	(5,294)

Effect of exchange rates on cash	177	(121)

Net increase (decrease) in cash and cash equivalents	73,111	(60,103)
Cash and cash equivalents at beginning of period	179,541	286,273

Cash and cash equivalents at end of period	$252,652	$226,170

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